                                                          Registration No. 333-
    As filed with the Securities and Exchange Commission on November 26, 1997
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          TOTAL CONTROL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

          Illinois                                     36-3209178
(State of Incorporation)                (I.R.S. Employer Identification No.)
                            2001 North Janice Avenue
                          Melrose Park, Illinois 60160
                                 (708) 345-5500
          (Address and telephone number of principal executive offices)

                          TOTAL CONTROL PRODUCTS, INC.
                        1996 DISCOUNT STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                Nicholas T. Gihl
                      President and Chief Executive Officer
                          Total Control Products, Inc.
                            2001 North Janice Avenue
                          Melrose Park, Illinois 60160
                                 (708) 345-5500
            (Name, address and telephone number of agent for service)



                                    Copy to:
                                Michel J. Feldman
                                 Mark S. Albert
                                D'Ancona & Pflaum
                             30 North LaSalle Street
                                   Suite 2900
                             Chicago, Illinois 60602
                                 (312) 580-2000

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                  Proposed Maximum    Proposed Maximum
Title of Securities to be        Amount to be     Offering Price Per  Aggregate Offering   Amount of Registration
Registered                       Registered       Share(2)            Price(2)             Fee(2)
Common Stock, no par value....   250,000(1)       $12.125             $3,031,250           $918.57

                                                                       Total Registration Fees $918.57


(1) The number of shares set forth is the number of shares which may be purchased pursuant to the 1996 Discount Stock Purchase Plan.

(2) Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low sales prices reported on the NASDAQ National Market on November 24, 1997.

                                EXPLANATORY NOTE

     This Prospectus registers 250,000 shares of Common Stock, no par value (the "Common Stock") of Total Control Products, Inc., an Illinois corporation ("Company") which may be purchased pursuant to the Company's 1996 Discount Stock Purchase Plan (the "Stock Purchase Plan").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

          2. The Company's current reports on Form 8-K (i) for an event dated August 4, 1997, (ii) for an event dated September 12, 1997, (iii) for an event dated September 22, 1997, (iv) for an event dated September 25, 1997 and (v) for an event dated October 5, 1997.

          3. The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997.

          4. The description of the Company's Common Stock contained in the registration statement on Form 8-A dated February 25, 1997, filed under
     Section 12(g) of the Securities Exchange Act of 1934, File No. 0-22173, together with any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company has adopted provisions in its Articles of Incorporation that, to the fullest extent provided under Illinois law, limit the liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties as directors or officers. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, nor does it limit liability for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a transaction from which a director derives an improper personal benefit or (iv) an unlawful distribution to the Company's shareholders. The Company's Bylaws provide that the Company shall indemnify its directors to the fullest extent permitted by Illinois law, including circumstances in which indemnification is otherwise discretionary to the Company under Illinois law, and permit the Company in its discretion to similarly indemnify its officers, employees and agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

   Exhibit No.                          Description
   -----------                          -----------

 4(a) Restated and Amended Articles of Incorporation of the Company (incorporated by reference to the Company's registration statement on Form S-1 (Registration No. 333-18539)).

 4(b) Amended and Restated Bylaws of the Company (incorporated by reference to the Company's registration statement on Form S-1 (Registration No. 333-18539)).

 5             Opinion of D'Ancona & Pflaum as to the legality of the Company's
               Common Stock.

23(a)          Consent of D'Ancona & Pflaum (included in the Opinion filed as
               Exhibit 5 hereto).

23(b)          Consent of Arthur Andersen LLP.

24 Power of Attorney is included on the signature pages of the registration statement.

ITEM 9.  UNDERTAKINGS.

     (1)  The Company hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melrose Park, Illinois, on November 26, 1997.

                              TOTAL CONTROL PRODUCTS, INC.
                              (Registrant)


                              By:   /s/ Nicholas T. Gihl
                                 ----------------------------------------
                                    Nicholas T. Gihl
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below this registration statement hereby severally constitutes and appoints Nicholas T. Gihl and Peter A. Nicholson, and each of them acting singly, our true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all post-effective amendments to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

         Signature                  Title                          Date
         ---------                  -----                         -----

/s/ Nicholas T. Gihl      Chairman, President, Chief        November 26, 1997
--------------------     Executive Officer and Director
   Nicholas T. Gihl      (Principal Executive Officer)


/s/ Peter A. Nicholson   Senior Vice President and          November 26, 1997
----------------------   Chief Financial Officer
    Peter A. Nicholson   (Principal Accounting and
                         Financial Officer)


    /s/ Neil Taylor      Senior Vice President of           November 26, 1997
----------------------   Software Development and Director
   Neil R. Taylor

    /s/ Edward Hurd      Director                           November 26, 1997
-----------------------
    Edward Hurd

    /s/ Donald Kramer    Director                           November 26, 1997
-----------------------
     Donald Kramer

/s/ Julius J. Sparacino  Chairman Emeritus and Director     November 26, 1997
-----------------------
   Julius J. Sparacino

     /s/ A.B. Siemer     Director                           November 26, 1997
-----------------------
    A. B. Siemer

                                  EXHIBIT INDEX

   Exhibit No.                          Description
   -----------                          ------------

 4(a) Restated and Amended Articles of Incorporation of the Company (incorporated by reference to the Company's registration statement on Form S-1 (Registration No. 333-18539)).

 4(b) Amended and Restated Bylaws of the Company (incorporated by reference to the Company's registration statement on Form S-1 (Registration No. 333-18539)).

    5 Opinion of D'Ancona & Pflaum as to the legality of the Company's Common Stock.

23(a)          Consent of D'Ancona & Pflaum (included in the Opinion filed as
               Exhibit 5 hereto).

23(b)          Consent of Arthur Andersen LLP.

   24 Power of Attorney is included on the signature pages of the registration statement.